U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act of 1934



         Date of Report                        July 26, 2004
                                       (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)




        Texas                     0-14908                 74-2095844
   (State or other              (Commission           (I.R.S. Employer
    jurisdiction                File Number)         Identification No.)
   of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                          75074
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:      (972) 881-1099












Item 5.     Other Events and Regulation FD Disclosure.


     On July 26, 2004, TGC Industries, Inc. ("TGC" or the "Company") issued a press release reporting its results for the fiscal quarter ended June 30, 2004. The full text of the press release is set forth in
Exhibit 99.1 hereto.

Item 7.     Financial Statements and Exhibits.

     (c)    Exhibits.

           99.1 Press Release dated July 26, 2004, reporting its results for the fiscal quarter ended June 30, 2004.


Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TGC INDUSTRIES, INC.



Dated: July 26, 2004                By:  /s/ WAYNE A. WHITENER
                                             Wayne A. Whitener,
                                             President and CEO
                                        (Principal Executive Officer)



























EXHIBIT 99.1
_____________
                                                     PRESS RELEASE

BARRY KAPLAN ASSOCIATES                         For Immediate Release:
======================================================================
623 River Road, Fair Haven, New Jersey  07704           (732) 747-0702
                                                    FAX (732) 758-1837
                                              Email:  smallkap@aol.com


                            Investor Contact:         Andrew J. Kaplan

                            Company Contact:           Wayne Whitener
                                                       President & CEO
                                                   Tel: (972) 881-1099
                             Email:           wwhitener@tgcseismic.com



          TGC Industries Reports Second Quarter 2004 Profits on 68%
                            Increase in Revenues

Plano, Texas -- Monday, July 26, 2004 -- TGC Industries, Inc. (Nasdaq OTC BB: TGCI) announced today a 68% increase in revenue for the second quarter of 2004.

The Company reported a 68% increase in revenue to $4,783,197 for the three months ended June 30, 2004, compared with revenue of $2,835,401 for the same period of 2003. Net income for the second quarter of 2004 increased 138% to $520,249 before dividend requirements on preferred stock, compared with net income of $218,515 for the same period of 2003, before dividend requirements on preferred stock. Diluted earnings per common share for the second quarter of 2004 were $0.04 compared with diluted earnings per common share of $0.03 for the same period of 2003.

For the six months ended June 30, 2004, the Company reported a 75% increase in revenue to $7,754,069 compared with revenue of $4,437,206 for the same period of 2003. Net income for the six month period ended June 30, 2004 increased 648% to $1,309,764, before dividend requirements on preferred stock, compared with net income of $175,036 for the same period of 2003, before dividend requirements on preferred stock.
Diluted earnings per common share after the provision for preferred stock dividends for the six months ended June 30, 2004 were $0.11 compared with diluted earnings per common share of $0.00 for the same period of 2003.

As previously reported on June 14, 2004, the Company recently deployed its third seismic crew in response to the increased level of activity in the domestic oil and gas market. The Company operated with only one seismic crew for 2003 and announced the addition of its second seismic crew on January 14, 2004.

Mr. Wayne Whitener, President and CEO of TGC Industries, Inc. stated, "We are very encouraged by the results for the first six months of 2004. Even though the Company's crews experienced inclement weather during the later part of the second quarter of 2004, management believes the Company will be able to operate at a three-crew level for the remainder of 2004 while continuing to improve its performance."

This report contains forward-looking statements which reflect the view of Company's management with respect to future events. Although management believes that the expectations reflected in such forward-


looking statements are reasonable, it can give no assurance that expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in the Company's Securities and Exchange Commission filings, and include, but are not limited to the dependence upon energy industry spending for seismic services, the unpredictable nature of forecasting weather, the potential for contract delay or cancellation, the potential for fluctuations in oil and gas prices, and the availability of capital resources. The forward-looking statements contained herein reflect the current views of the Company's management and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

TGC, based in Plano, Texas, is a geophysical service company which primarily provides 3-D seismic services to oil and gas companies. It also maintains a geophysical gravity data bank.


                             TGC Industries, Inc.
                             Statements of Income

                            Three Months Ended         Six Months Ended
                                  June 30,                  June 30,
                            2004          2003         2004        2003
                            ___________________________________________
                                 Unaudited                Unaudited


Revenue                $4,783,197     $2,835,401    $7,754,069  $4,437,206

Cost and expenses
Cost of services        3,981,134      2,369,624     5,859,028   3,807,055
Selling, general,
administrative            276,480        244,988       576,875     450,737
Interest expense            5,334          2,274         8,402       4,378
                       ____________________________________________________
                        4,262,948      2,616,886     6,444,305   4,262,170

NET INCOME                520,249        218,515     1,309,764     175,036

Less dividend
    requirements on
    preferred stock        79,716         74,776       159,431     148,588

                        __________________________________________________

INCOME ALLOCABLE TO
   COMMON STOCKHOLDERS $  440,533     $  143,739   $1,150,333   $   26,448

Earnings per common share:
   Basic                    $0.08          $0.03        $0.20        $0.00
   Diluted                  $0.04          $0.03        $0.11        $0.00

Weighted average number of
  common shares outstanding:
   Basic                5,726,881      5,515,064     5,710,973   5,515,064
   Diluted             12,015,284      5,515,064    11,796,154   5,515,064

The statements of income reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the interim periods. The results of the interim periods are not necessarily indicative of results to be expected for the entire year.



                             TGC Industries, Inc.
                           Condensed Balance Sheets
                                      June 30,            June 30,
                                        2004                2003
                                   ________________   _________________
                                     (Unaudited)         (Unaudited)

Cash and cash equivalents            $4,257,181           $476,861
Receivables (net)                     1,641,441            687,379
Pre-Paid expenses and other             129,463             56,584
                                     __________         __________
Current assets                        6,028,085          1,220,824
Other assets (net)                        3,395              4,824
Property and equipment (net)          2,000,953            961,396
                                     __________         __________
      Total assets                   $8,032,433         $2,187,044
                                     ==========         ==========

Current liabilities                  $4,534,060         $  542,400
Long-term obligations                   376,250            109,334
Stockholders' equity                  3,122,123          1,535,310
                                     __________         __________
      Total liabilities & equity     $8,032,433         $2,187,044
                                     ==========         ==========

4891.00001/434386.1